                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of March 28, 2000 (the "EFFECTIVE DATE") by and among MarketWatch.com, Inc., a Delaware corporation (the "COMPANY"), and the parties listed on the Schedule of Investors attached to this Agreement as EXHIBIT A (each hereinafter individually referred to as an "INVESTOR" and collectively referred to as the "INVESTORS").

         WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       AGREEMENT TO PURCHASE AND SELL STOCK.

                  1.1 AUTHORIZATION. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 2,273,628 shares of the Company's Common Stock, par value $0.01 per share.

                  1.2 AGREEMENT TO PURCHASE AND SELL. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Common Stock at the price per share and type of consideration set forth beside such Investor's name on EXHIBIT A. Cash consideration paid by an Investor shall be allocated among all shares purchased by such Investor so that all of such shares will be "fully paid" under applicable law. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "PURCHASED SHARES."

         2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at 10:00 a.m. Pacific Time, on that certain date on which all applicable waiting periods (and all extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") shall have expired or otherwise been terminated (or such later date following the satisfaction or waiver of all of the conditions set forth in Sections 5 and 6 hereof) or at such other time and place as the Company and the Investors mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on EXHIBIT A against delivery to the Company by such Investor of the full purchase price of such Purchased Shares set forth beside such Investor's name on EXHIBIT A.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor as follows:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where failure to be so qualified would have a material adverse effect on the business, assets or financial condition of the Company taken as a whole.

                  3.2 CAPITALIZATION. The capitalization of the Company immediately prior to the Closing consists of the following:

                           (a) PREFERRED STOCK. A total of 5,000,000 authorized
shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding.

                           (b) COMMON STOCK. A total of 30,000,000 authorized
shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of which approximately 14,108,696 shares were issued and outstanding as of March 20, 2000 (subject to increase only by employee stock option exercises subsequent to March 20, 2000).

                           (c) OPTIONS, WARRANTS, RESERVED SHARES. Except for
(i) the rights of first refusal granted to certain stockholders under Section 9 of that certain Stockholders' Agreement dated as of January 13, 1999, as amended (the "STOCKHOLDERS' AGREEMENT"), by and among the Company and such stockholders (the "EXISTING REFUSAL RIGHTS"), (ii) the 3,685,824 shares of Common Stock reserved for issuance under the Company's stock option plans under which options to purchase 2,001,575 shares are outstanding as of March 20, 2000 (subject to increase prior to the Closing due to option grants in the ordinary course), and
(iii) options to purchase 150,000 shares of the Company's Common Stock issued outside of the Company's stock option plans, there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), and except for any rights of first refusal held by the Company to purchase shares of its stock issued under the Company's stock option plans, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                           (d) The outstanding shares of the capital stock of
the Company are duly authorized and validly issued, fully paid and nonassessable.

                  3.3 DUE AUTHORIZATION. All corporate action on the part of the Company's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.4      VALID ISSUANCE OF STOCK.

                           (a) The Purchased Shares, when issued and paid for as
provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable.

                           (b) Based in part on the representations made by the
Investors in Section 4 hereof, the offer and sale of the Purchased Shares solely to the Investors in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 ACT") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as EXHIBIT A.

                  3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement EXCEPT FOR such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                  3.6 COMMISSION FILINGS AND FINANCIAL STATEMENTS. The Company has filed all forms, reports and documents (the "SEC DOCUMENTS") required to be filed by it with the U.S. Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act or the U.S. Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the Commission thereunder since January 13, 1999 through the date of this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the rules and regulations of the Commission thereunder and were prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the financial position of the Company as at the dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount).

                  3.7 ABSENCE OF CHANGES. Since December 31, 1999 through the date of this Agreement, there has not been (i) any material adverse change in the business, assets or financial condition of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, other than the authorization by the Board of Directors (the "BOARD") of the Company of an increase in the number of shares of the Company's Common Stock subject to the Company's 1998 Equity Incentive Plan (the "PLAN") by additional 1,500,000 shares, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, assets or financial condition of the Company.

                  3.8 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than (i) BigCharts Inc., a wholly-owned subsidiary of the Company, and (ii) a joint venture established pursuant to that certain Joint Venture Agreement made on January 6, 2000 between the Company and Financial Times Group Limited.

                  3.9 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending ("LITIGATION") (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, except for any such Litigation that individually or in the aggregate would have no material adverse impact on the Company's business.

                  3.10 STATUS OF PROPRIETARY ASSETS. The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, domain names, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights, necessary to enable it to carry on its business as now conducted without any conflict with or infringement of the rights of others. Notwithstanding the foregoing, no representation or warranty is made with respect to (i) trademarks, service marks and other proprietary rights licensed to the Company by CBS Broadcasting Inc. and/or its affiliates, and/or (ii) the enforceability of any rights of the Company in, or the ability of the Company to use, any trademarks or service marks containing the words "MarketWatch" or "MarketWatch.com." The Company has not received any written communication from any party or agent thereof alleging that the Company's use of the marks "MarketWatch" or "MarketWatch.com" may infringe such party's trademark rights.

                  3.11 COMPLIANCE WITH LAW AND DOCUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the Company's knowledge, except for any violations that individually or in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company's Certificate of Incorporation or Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company that is material to the Company's business (taken as a whole), or, to the Company's knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company, except for defaults and violations that individually or in the aggregate would have no material adverse impact on the Company's business.

                  3.12 TITLE TO PROPERTY AND ASSETS. The properties and assets the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with such leases.

                  3.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports required by law. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

                  4.1 AUTHORIZATION. All corporate action on the part of such Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of such Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement.

                  4.2 PURCHASE FOR OWN ACCOUNT. The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

                  4.3 DISCLOSURE OF INFORMATION. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased

Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

                  4.4 INVESTMENT EXPERIENCE. Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

                  4.5 ACCREDITED INVESTOR STATUS. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

                  4.6 RESTRICTED SECURITIES. Such Investor understands that the Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in that certain Registration Rights Agreement dated as of January 13, 1999, as amended, by and among the Company and certain stockholders.

                  4.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                  (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any transfer of any Purchased Shares in compliance with Commission Rule 144; PROVIDED that in each of the foregoing cases (other than any transfer of any Purchased Shares pursuant to such a registration statement or in compliance with Commission Rule 144) the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

                  4.8 LEGENDS. It is understood that the certificates evidencing the Purchased Shares will bear the legend set forth below:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares if a registration statement under the 1933 Act is at that time in effect with respect to the legended security or if such security can be freely transferred in a public sale without such a registration statement being in effect and if such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

In addition, it is understood that the certificates evidencing the Purchased Shares will bear the legends set forth below, or legends substantially equivalent thereto:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF JANUARY 13, 1999 ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHT OF FIRST REFUSAL IS BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES, AS PROVIDED IN A STOCKHOLDERS' AGREEMENT DATED AS OF JANUARY 13, 1999 ENTERED INTO BY THE ORIGINAL HOLDER OF THESE SHARES, THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

The legends set forth above shall be removed by the Company from any certificate evidencing Purchased Shares upon the termination of such Stockholders' Agreement.

         5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the
Investors:

                  5.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. The other Investor shall simultaneously be completing the purchase of the Purchased Shares to be purchased by such other Investor.

                  5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to each Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, financial condition, or assets of the Company since December 31, 1999.

                  5.4 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all other applicable state securities laws.

                  5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                           (a) CERTIFIED CHARTER DOCUMENTS. A copy of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

                           (b) CORPORATE ACTIONS. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

                  5.6 HART-SCOTT-RODINO ACT. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 PAYMENT OF PURCHASE PRICE. Each Investor shall have delivered to the Company the purchase price specified for such Investor on EXHIBIT A in accordance with the provisions of Section 2.

                  6.3 SECURITIES EXEMPTIONS. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                  6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  6.5 HART-SCOTT-RODINO ACT. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         7.       GENERAL PROVISIONS.

                  7.1 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

                  7.2 EXISTING REFUSAL RIGHTS. Each of the Investors hereby waives (i) its right to notice with respect to the Existing Refusal Rights (as defined in Section 3.2) as they apply to the issuance and sale of the Purchased Shares and (ii) agrees that such issuance and sale pursuant to this Agreement satisfies its Existing Refusal Rights with respect to the issuance and sale of the Purchased Shares.

                  7.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  7.6 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on EXHIBIT A or, in the case of the Company, at

                           MarketWatch.com, Inc.,
                           825 Battery Street,
                           San Francisco, California  94111,
                           Attention:  Joan P. Platt
                           Facsimile:  (415) 392-1914

         with a copy to

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, California  94306
                           Attention:  Jeffrey R. Vetter, Esq.
                           Facsimile:  (650) 494-1417

or at such other address as any party or the Company may designate by giving ten
(10) days advance written notice to all other parties.

                  7.8 NO FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.9 COSTS, EXPENSES. Each party to this Agreement shall bear its own fees and expenses (including, without limitation, the fees and expenses of its legal counsel) in connection with the preparation, execution and delivery of this Agreement and the issuance of the Purchased Shares.

                  7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares representing at least a majority of the aggregate number of shares of the Purchased Shares (excluding any of such shares that have been sold to the public or pursuant to Commission Rule 144). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company; PROVIDED, HOWEVER, that no condition set forth in
Section 5 may be waived with respect to any Investor who does not consent thereto.

                  7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  7.12 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                  7.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARKETWATCH.COM, INC.                          CBS BROADCASTING INC.



By:/s/ Joan P. Platt                          By: /s/ Fredric G. Reynolds
  -------------------------                       -----------------------------

Name: Joan P. Platt                           Name: Fredric G. Reynolds
      ---------------------                         ---------------------------

Title: CEO                                    Title: Executive President, Chief
     ----------------------                           Financial Officer
                                                      --------------------------


                                              DATA BROADCASTING CORPORATION

                                              By: /s/ Stuart J. Clark
                                                  -----------------------------

                                              Name:   Stuart J. Clark
                                                   ----------------------------

                                              Title: President and CEO
                                                    ---------------------------